UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

August 15, 2014
Date of Report (Date of earliest event reported)

DELTA NATURAL GAS COMPANY, INC.
(Exact name of registrant as specified in its charter)

Kentucky	0-8788	61-0458329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3617 Lexington Road, Winchester, Kentucky		40391
(Address of principal executive offices)		(Zip Code)

859-744-6171
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-
4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 15, 2014, the Board of Directors of Delta Natural Gas Company, Inc. adopted the Amended and Restated By-Laws, effective immediately upon their adoption. These newly adopted Amended and Restated By-Laws amend Sections 3.2, 3.3 and 3.10 of Delta's prior By-Laws.

The revisions to Section 3.2 of the Amended and Restated By-Laws provide that Delta's Board of Directors shall consist of eight (8) persons. Delta's prior By-Laws provided that the Board of Directors consisted of seven (7) persons.

The revisions to Section 3.3 of the Amended and Restated By-Laws provide that the shareholders may remove a director (a) without cause only upon the approval of the holders of 80% of the shares then entitled to vote at an election of directors or (b) with cause if the number of votes cast to remove him or her exceeds the number of votes cast not to remove him or her. Delta’s prior By-Laws provided that a majority of the shares entitled to vote at an election were necessary to remove a director for cause but also contained a provision regarding the removal of a director without cause that was inconsistent with the Company’s Amended and Restated Articles of Incorporation. The Company’s revised By-Laws and Articles are now consistent.

The revisions to Section 3.10 of the Amended and Restated By-Laws provide that a director appointed by the Board to fill a vacancy on the Board will serve until the completion of the term represented by that vacancy. Delta’s prior By-Laws required that a director appointed by the Board to fill a vacancy on the Board shall serve until the next election of directors by shareholders.

The foregoing description of the Company's By-Laws is not complete and is qualified in its entirety by reference to the text of the Amended and Restated By-Laws of the Company attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01		Financial Statements and Exhibits

	(d)	Exhibits. The following exhibits are being filed herewith:

3.1		Amended and Restated By-Laws of Delta Natural Gas Company, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA NATURAL GAS COMPANY, INC.

Date: August 19, 2014	By:	/s/John B. Brown
John B. Brown
Chief Financial Officer, Treasurer and Secretary